RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                     Company

                         RESIDENTIAL FUNDING CORPORATION
                                 Master Servicer


                       Mortgage Pass-Through Certificates
                                 Series 1996-S25



                        Supplement dated January 3, 1997
                                       to
                  Prospectus Supplement dated December 20, 1996
                                       and
                         Prospectus dated June 21, 1996



         The assumed final Distribution Dates on which the Certificate Principal Balances of the Combination Certificates and the Accretion Directed Certificates would be reduced to zero are September 2012 and March 2004, respectively, based on a prepayment assumption of 0% SPA and the Structuring Assumptions as described herein (except that for purposes of this sentence the remaining term to maturity for all the Mortgage Loans is assumed to be 360 months).

THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS
AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ
IN CONJUNCTION THEREWITH.




































                                             PaineWebber Incorporated

[NY01:256754.1]  16069-00383  01/03/97 11:18am